Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rocky Mountain Chocolate Factory, Inc.’s Registration Statement on Form S-8 (File Nos. 333-206534, 333-145986, and 333-191729) of our report dated May 11, 2018, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

Denver, Colorado

May 15, 2018